Exhibit (j)(ii)(a)(b)(c) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information in

Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No.

33-31602) dated August 31, 1999 and to the incorporation by reference therein of our report dated June 8, 1999 on the financial statements of Federated Government Trust (comprising, Automated Treasury Cash Reserves, Automated Government Cash Reserves, and U.S. Treasury Cash Reserves) included in its Annual Report to Shareholders for the year ended April 30, 1999.

                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
August 25, 1999